UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2009

GenTek Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14789	02-0505547
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)
90 East Halsey Road
Parsippany, New Jersey 07054
(Address of principal executive offices) (Zip Code)
(973) 515-0900
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing	1
Item 3.02. Unregistered Sales of Equity Securities	1
Item 5.01. Changes in Control of Registrant	1
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	2
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	2
Item 9.01 — Financial Statements and Exhibits	2
SIGNATURE	3
Exhibit Index	4
EX-3.1
EX-3.2

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As a result of the transactions described in Item 5.01 hereof, GenTek Inc. (the “Company”) no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on October 29, 2009, at the Company’s request, NASDAQ filed with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 thereby effecting the delisting of the common stock, no par value, of the Company (the “Shares”) from NASDAQ and the deregistration of the Shares under the Exchange Act.
Item 3.02. Unregistered Sales of Equity Securities.
     The disclosure contained in Item 5.01 hereof is incorporated by reference. The Top-Up Shares (as defined in Item 5.01 hereof) were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for transactions not involving a public offering.
Item 5.01. Changes in Control of Registrant.
     As previously disclosed, on September 28, 2009, ASP GT Holding Corp. (“Parent”), ASP GT Acquisition Corp., a wholly-owned subsidiary of Parent (“Purchaser”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to purchase all of the Company’s issued and outstanding Shares, at a per Share price of $38.00 in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 29, 2009, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).
     The Offer expired at midnight, New York City time, at the end of the day on Tuesday, October 27, 2009 (the “Expiration Time”). Based upon information provided by the depositary, as of the Expiration Time, an aggregate of 9,593,530 Shares (including 302,891 Shares subject to guarantees of delivery) were validly tendered and not withdrawn, representing approximately 93% of the total outstanding Shares. All Shares validly tendered and not properly withdrawn were accepted for purchase by Purchaser. Purchaser promptly paid (or will promptly pay, as applicable) for such Shares at the Offer Price.
     Subsequent to the expiration of the Offer, on October 28, 2009, due to the number of Shares tendered that were subject to guarantees of delivery, Purchaser exercised its option (the “Top-Up Option”) to purchase Shares directly from the Company in accordance with the Merger Agreement. Purchaser purchased 1,800,000 Shares (the “Top-Up Shares”) at a price of $38.00 per Share (the same amount paid for each Share tendered and accepted for payment by Purchaser pursuant to the Offer) and paid the purchase price by delivery of a promissory note to the Company in the amount of $68,400,000. The Top-Up Shares, when combined with the Shares purchased in the Offer that were not subject to guarantees of delivery, were sufficient to give Purchaser aggregate ownership of more than 90% of the outstanding Shares as of October 28, 2009.
     On October 29, 2009, pursuant to the Merger Agreement, Purchaser merged with and into the Company in a “short-form” merger in accordance with Section 253 of the Delaware General Corporation Law (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent. As a result of the Merger, each issued and outstanding Share not tendered in the Offer (other than Shares held in the treasury of the Company or by the Company’s subsidiaries, Parent or Purchaser or by stockholders who properly exercise their appraisal rights in accordance with Delaware law) was converted into the right to receive the same $38.00 in cash, without interest thereon and less any applicable withholding taxes, offered pursuant to the Offer. Additionally, as a result of the Merger, each issued, unexpired and unexercised

Tranche C Warrant of the Company has, in accordance with its terms, been cancelled and converted solely into the right to receive a payment in cash, less applicable tax withholding, of an amount equal to the product of (i) 3.2275 multiplied by (ii) $15.97 (the difference between $38.00 and $22.03, the per Share exercise price of the Tranche C Warrants).
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K/A filed by the Company on September 28, 2009.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 28, 2009, in connection with the purchase of Shares in the Offer, the following directors of the Company resigned: Henry L. Druker, Kathleen R. Flaherty, John G. Johnson, Jr., John F. McGovern and Richard A. Rubin. None of these directors stated that his or her resignation related to any disagreement relating to the Company’s operation, policies or practices. On the same date, the board of directors of the Company filled the vacancies created by these resignations by appointing Matthew F. LeBaron and Scott M. Wolff to serve as directors of the Company. Each of the new directors was appointed pursuant to the Merger Agreement at the request of Parent. The biography of each new director is contained in Annex I to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company on October 2, 2009 and is incorporated herein by reference.
     In addition, pursuant to the Merger Agreement, at the effective time of the Merger, the directors of Purchaser immediately prior to the effective time became the directors of the surviving corporation in the Merger and the officers of the Company became the officers of the surviving corporation in the Merger, in each case, until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety, and such amended and restated certificate of incorporation became the certificate of incorporation of the surviving corporation. A copy of the Fourth Amended and Restated Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1 and incorporated herein by reference.
     Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s by-laws were amended and restated in their entirety, and such amended and restated by-laws became the by-laws of the surviving corporation. A copy of the Amended and Restated By-laws of the Company is attached hereto as Exhibit 3.2 and incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of GenTek Inc.

3.2	Amended and Restated By-laws of GenTek Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTEK INC.

Date: October 30, 2009	By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Vice President

Exhibit Index

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of GenTek Inc.

3.2	Amended and Restated By-laws of GenTek Inc.

4